UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 8, 2022

SHF Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40524	90-2409612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5269 W. 62nd Avenue, Arvada, Colorado	80003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 431-3435

N/A

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.0001 par value per share	SHFS	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

Dismissal and appointment of independent registered public accounting firm

On November 8, 2022, the Audit Committee of the board of directors (the “Audit Committee”) of SHF Holdings, Inc. (the “Company”), dismissed Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm, effective as of November 14, 2022, following the filing of the Company’s Form 10-Q for the quarter ended September 30, 2022.

Marcum’s report on the Company’s financial statements as of December 31, 2021 and for the period from February 26, 2021 (inception) through December 31, 2021, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the period from February 26, 2021 (inception) through December 31, 2021 and the subsequent interim period through November 14, 2022, there were no disagreements between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreements in connection with its report. During the period from February 26, 2021 (inception) through December 31, 2021 and the subsequent interim period through November 14, 2022, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended).

The Company delivered a copy of this Current Report on Form 8-K to Marcum on November 15, 2022 and requested a letter addressed to the SEC stating whether or not it agrees with the statements made in response to this Item and, if not, stating the respects in which it does not agree. The Company will file the response letter of Marcum as Exhibit 16.1 by amendment to this Current Report on Form 8-K.

On November 8, 2022, the Audit Committee approved the engagement of Elliott Davis, PLLC (“Elliot Davis”) as the Company’s independent registered public accounting firm, effective November 14, 2022, to audit the Company’s consolidated financial statements for the year ending December 31, 2022. During the period from February 26, 2021 (inception) through December 31, 2021 and subsequent interim period through November 14, 2022, neither the Company nor anyone on the Company’s behalf consulted with Elliott Davis with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report or oral advice was provided that Elliott Davis concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue, or (ii) any other matter that was either the subject of a disagreement or a reportable event (each as defined above), except that Elliot Davis served as the independent registered public accounting firm for Eagle Legacy Services, PLLC (d/b/a Safe Harbor Services, SHF, LLC and Branches 52 and 53) as of December 31, 2021 and 2020 and for each of the two years in the period ended December 31, 2021. On September 28, 2022, the Company (formerly known as Northern Lights Acquisition Corp.) consummated the business combination with SHF, LLC. In connection with the business combination, the Company changed its name to SHF Holdings, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHF HOLDINGS, INC.

Date:	November 15, 2022

By:	/s/ Donnie Emmi
Name:	Donnie Emmi
Title:	Chief Legal Officer